SCHEDULE 14C INFORMATION
        INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (Amendment No. )

Filed by the Registrant [X]
Filed by a party other than the Registrant [  ]

Check the appropriate box:

[ ] Preliminary Information Statement

[X] Definitive Information Statement

[ ] Confidential, for use of the Commission only
    (as permitted by Rule 14c-5(d)(2))

                                  SKYMALL, INC.
--------------------------------------------------------------------------------
    (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

[X] No fee required

[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

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      (2)  Aggregate number of securities to which transactions applies:
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      (3)  Per unit  price or other  underlying  value of  transaction  computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided  by  Exchange  Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)  Amount previously paid:
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

                                  SKYMALL, INC.
                              1520 East Pima Street
                             Phoenix, Arizona 85034

--------------------------------------------------------------------------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 15, 1997
--------------------------------------------------------------------------------



To the Shareholders of SkyMall, Inc.:

     The Annual Meeting of the shareholders of SkyMall, Inc., a Nevada corporation (the "Company"), will be held at Red Lion's La Posada Resort, 4949 East Lincoln Drive, Scottsdale, Arizona, on Thursday, May 15, 1997, at 10:00 a.m. P.S.T. for the following purposes:

          1.   To elect five directors to serve one-year terms; and

          2. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Shareholders of record at the close of business on April 2, 1997 (the "Record Date") are entitled to vote at the meeting and at any adjournment or postponement thereof. Shares can be voted at the meeting only if the holder is present or represented by proxy. A list of shareholders entitled to vote at the meeting will be available for inspection at the Company's corporate headquarters for any purpose germane to the Annual Meeting during ordinary business hours for ten (10) days prior to the meeting.

     A copy of the Company's 1996 Annual Report to Shareholders, which includes audited financial statements, is enclosed. Management and the Board of Directors cordially invite you to attend the Annual Meeting.

                                 BY ORDER OF THE BOARD OF DIRECTORS,


                                 Robert M. Worsley
                                 Chairman, Chief Executive Officer and President

Phoenix, Arizona
April 11, 1997

                                  SKYMALL, INC.


          INFORMATION STATEMENT FOR THE ANNUAL MEETING OF SHAREHOLDERS

                             TO BE HELD MAY 15, 1997


                                TABLE OF CONTENTS

INFORMATION STATEMENT........................................................  1

ELECTION OF DIRECTORS........................................................  1
 Meetings and Committees of the Board of Directors...........................  4
 Directors' Fees and Employment Agreement....................................  4

EXECUTIVE COMPENSATION.......................................................  4
 Summary Compensation Table..................................................  5
 Option/SAR Grants in Last Fiscal Year ......................................  5
 Aggregated Options/SAR Exercises and Fiscal Year-End Option/SAR Values......  6
 Stock Option Plans..........................................................  6
 401(k) Plan.................................................................  6
 Employment Agreement........................................................  7
 Compensation Committee Report...............................................  7
 Stock Price Performance Graph...............................................  7

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE......................  7

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT...............  8

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS............................... 10
 Tax Indemnification......................................................... 11

APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS................................ 12

SHAREHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING............................ 12

OTHER BUSINESS............................................................... 12

1996 ANNUAL REPORT ON FORM 10-K.............................................. 12

                                  SKYMALL, INC.

--------------------------------------------------------------------------------
                              INFORMATION STATEMENT
--------------------------------------------------------------------------------

     This Information Statement is furnished by the Board of Directors of SkyMall, Inc. (the "Company" or "SkyMall") in connection with the Annual Meeting of Shareholders to be held on May 15, 1997. Materials relating to the Annual Meeting were mailed on or about April 11, 1997 to shareholders of record at the close of business on April 2, 1997 (the "Record Date"). Only shareholders on the Record Date are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. As of the Record Date, there were outstanding 8,654,000 shares of the Company's Common Stock. Shareholders are entitled to one vote for each share of Common Stock held of record on each matter of business to be considered at the Annual Meeting.

     WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

     This Information Statement was mailed to all shareholders entitled to vote at the Annual Meeting on or about April 11, 1997. The corporate offices of the Company are located at 1520 East Pima Street, Phoenix, Arizona 85034 and its telephone number at that address is (602) 254-9777.

                              ELECTION OF DIRECTORS

     The Board of Directors currently consists of five members. Each director of the Company is elected for a period of one year at the Company's annual meeting of shareholders and serves until his or her successor is duly elected and qualified. The Company has nominated all of its existing directors to be re-elected at the Annual Meeting. The Company's Bylaws provide that any shareholder entitled to vote in an election of directors may nominate persons for election as directors only if written notice of such shareholder's intent to make such nomination is given, either by personal delivery or by United States mail, postage prepaid to the Secretary, SkyMall, Inc., 1520 East Pima Street, Phoenix, Arizona 85034, not less than thirty (30) days and not more than sixty
(60) days prior to the Annual  Meeting;  provided  that if less than  forty-five
(45) days notice or prior public disclosure of the date of the Annual Meeting is given or made to shareholders, such nomination must be mailed or delivered to the Secretary not later than the close of business on the 10th day following the date on which the notice of the meeting was mailed or public disclosure was made, whichever occurs first. Each such notice must set forth: (a) with respect to the nominee, (i) the name, age, business address and, if known, residence address of each such nominee, (ii) the principal occupation or employment of each such nominee, (iii) the number of shares of stock of the Company which are beneficially owned by each such nominee, and (iv) any other information concerning the nominee that must be disclosed with respect to nominees in proxy solicitations pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such persons' written consent to be named as a nominee and to serve as a director if elected); and (b) as to the shareholder giving the notice (i) the name and address, as they appear on the Company's books, of such shareholder and (ii) the class and number of shares of the Company that are beneficially owned by such shareholder and (c) as to the beneficial owner, if any, on whose behalf the nomination is made, (i) the name and address of such person and (ii) the class and number of shares of the Company that are beneficially owned by such person. The chairman of the Annual Meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedures.

     Information concerning the directors and executive officers of the Company is set forth below.

     NAME              AGE                   POSITION
     ----              ---                   --------
Robert M. Worsley      41    Chairman of the Board, Chief Executive Officer and
                              President
Christine A. Aguilera  33    Vice President of Business Development, General
                              Counsel and Secretary
Jonathan T. Davis      44    Vice President of Marketing - Customers
John H. Hurley         32    Vice President of Operations
Martin F. Smith        39    Vice President of Marketing - Merchants
David A. Wirthlin      36    Vice President of Finance, Chief Financial Officer
                              and Treasurer
Alan C. Ashton         52    Director
Lyle R. Knight         51    Director
Thomas J. Litle        56    Director
Randy Petersen         42    Director

     ROBERT M. WORSLEY has been the Chairman of the Board, Chief Executive Officer and President of the Company since it was founded in 1989. From 1985 to 1989, Mr. Worsley was a principal of ExecuShare, Inc., an executive services firm that provided time-shared financial executives for small companies. From 1980 to 1985, Mr. Worsley was an accountant with Price Waterhouse, a public accounting firm, where he most recently held the position of Audit Manager. Mr. Worsley received a bachelor's degree in accounting from Brigham Young University in 1980. Mr. Worsley is a Certified Public Accountant.

     CHRISTINE A. AGUILERA has served as SkyMall's Vice President of Business Development, General Counsel and Secretary since February 1997. From 1992 until joining the Company, Ms. Aguilera was an attorney in Phoenix, Arizona practicing in the areas of corporate and securities law at several large law firms, including most recently Squire, Sanders & Dempsey, LLP. From 1989 until 1992, Ms. Aguilera attended The University of Texas School of Law, where she received a law degree in 1992. From 1986 until 1989, Ms. Aguilera practiced public accounting with Coopers & Lybrand, where she most recently held the position of Audit Supervisor. Ms. Aguilera received bachelors' degrees in accounting and finance from New Mexico State University in 1986. Ms. Aguilera is a Certified Public Accountant and a member of the State Bar of Arizona.

     JONATHAN T. DAVIS has served as SkyMall's Vice President of Marketing -- Customers since August 1996. Prior to joining the Company, Mr. Davis served as the Vice President of Marketing for Merchants Square, Inc., a television home shopping network for catalog companies, from 1995 until 1996. Mr. Davis also served as Director of Marketing for a children's merchandise catalog company, The Right Start, Inc., from 1992 until 1995, and as Customer Marketing Manager for L.L. Bean, an outdoor clothing and equipment catalog retailer, from 1989 until 1991. Mr. Davis was the Mail Order Manager for Brookstone, a specialty goods retailer, from 1984 until 1989. Mr. Davis received a bachelors' degree from Amherst College in 1975 and an M.B.A. from Columbia University Graduate School of Business in 1980.

     JOHN H. HURLEY has served as the Vice President of Operations since June 1996. Mr. Hurley joined the Company in December 1991 as a Call Center Sales Agent and was promoted to various positions, including Call Center Sales Manager and Call Center Sales Director, before becoming SkyMall's Vice President of Direct Marketing in December 1995. Before joining the Company, Mr. Hurley held positions in customer relations and sales at Cellular One from 1984 until 1991.

     MARTIN F. SMITH has served as SkyMall's Vice President of Marketing -- Merchants since November 1994. Prior to joining the Company, Mr. Smith served as Director of Sales, Marketing and Advertising for Fulton Homes from 1992 until 1994, and for Tradewinds Homes from 1985 until 1990, both of which are new home construction firms. Mr. Smith also was employed as District Sales Manager for a chemical company, Huntsman Chemical Corp., from 1990 until 1992.

     DAVID A. WIRTHLIN has served as the Vice President of Finance, Chief Financial Officer and Treasurer of the Company since 1994. From 1989 until 1994, he was employed by Arthur Andersen LLP in operational consulting, where he most recently held the position of Audit Manager. From 1987 until 1989, Mr. Wirthlin was a student at the University of Chicago Graduate School of Business, where he received an MBA. Prior to attending business school, Mr. Wirthlin was employed by Arthur Andersen LLP from 1985 to 1987. Mr. Wirthlin received a Bachelor of Arts in accounting from the University of Utah in 1985. Mr. Wirthlin is a Certified Public Accountant.

     ALAN C. ASHTON, who was a co-founder of SkyMall, has been a director of the Company since December 1996. Dr. Ashton was a co-founder of WordPerfect Corporation and, from its inception in 1978 until 1993, served as its President. Dr. Ashton graduated magna cum laude in mathematics from the University of Utah in 1966 and received a Ph.D. in computer science from the same university in 1970. Dr. Ashton was professor of computer science at Brigham Young University for 14 years from 1977 until 1991. Dr. Ashton serves on the Boards of Directors of Geneva Steel Co. and Fonix Corporation.

     LYLE R. KNIGHT has been a director of the Company since December 1996. In 1992, Mr. Knight became President and Chief Executive Officer of Caliber Bank, an affiliate of BankAmerica Corporation. From 1993 until 1995, Mr. Knight served as President of Caliber Bank, a wholly owned subsidiary of Independent Banks of Arizona, which has subsequently merged with Norwest Corporation, and Mr. Knight is currently Senior Vice President of Norwest Banks Arizona. From 1989 until 1992, Mr. Knight was President and Chief Executive Officer of Security Pacific Bank, Nevada. Mr. Knight graduated from the University of Utah in 1968 with a Bachelor of Science degree in Banking and Finance and, in 1982, graduated with honors from Pacific Coast Banking School.

     THOMAS J. LITLE has been a director of the Company since December 1996. In 1985, Mr. Litle founded Litle & Company, Inc., which provides information sharing, payment processing and electronic network services to the direct marketing industry. Mr. Litle was Chairman of Litle & Company's Board of Directors and its Chief Executive Officer until 1995, when the business was sold to First USA. In connection with the sale to First USA, Mr. Litle retained the networking and non-payment processing part of the business and formed LitleNet LLC, of which he is the Chairman, which also provides direct commerce connection and information sharing services to the direct marketing industry. Mr. Litle received an M.B.A. from Harvard Graduate School of Business Administration in 1964 after graduating from California Institute of Technology with a Bachelor of Science degree in 1962. Mr. Litle also serves on the Board of Directors of the Direct Marketing Association, the New York University Center for Direct Marketing, the Direct Marketing Information Exchange, Foster & Gallagher, Kearsarge Capital Corp., Tessera, the Catalog Systems Management Network and the National Catalog Operations Forum.

     RANDY PETERSEN has been a director of the Company since December 1996. In 1986, Mr. Petersen founded and is currently the President and Chairman of the Board of Frequent Flyer Services. Frequent Flyer Services publishes a monthly frequent flyer magazine and an annual frequent flyer guidebook, produces frequent traveler oriented merchandise and provides various travel-related services. Mr. Petersen is also a member of the Association of Corporate Travel Executives and serves on the Advisory Board of the International Airline Passenger Association. Mr. Petersen serves on the Board of Directors of FlightPlan, Inc., TeleMiles, Inc. and Travel & Calling Card, Inc.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     During fiscal 1996, the Board of Directors met five times. Each director attended all of the meetings held during fiscal 1996. During 1996, the Company had no Audit or Compensation Committees. In February 1997, the Board appointed Lyle R. Knight and Thomas J. Litle to serve on the Company's Audit Committee. The Audit Committee is responsible for reviewing and making recommendations regarding the Company's employment of independent auditors, the annual audit of the Company's financial statements and the Company's internal accounting controls, practices and policies. Also in February 1997, the Board appointed Alan C. Ashton and Randy Petersen to serve on the Company's Compensation Committee. The Compensation Committee is responsible for making recommendations to the Board of Directors regarding compensation arrangements for executive officers of the Company, including annual bonus compensation, and consults with management of the Company regarding compensation policies and practices. The Compensation Committee also makes recommendations concerning the adoption of any compensation plans in which management is eligible to participate, including the granting of stock options or other benefits under such plans.

DIRECTORS' FEES AND EMPLOYMENT AGREEMENT

     Directors who are not employees of the Company receive a quarterly retainer of $2,500, an option to purchase 5,000 shares of the Company's Common Stock at its fair market value on the date of grant upon appointment to the Board of Directors, and an annual option to purchase 3,000 shares of the Company's Common Stock at its fair market value on the date of grant provided they have attended a required minimum number of board and committee meetings during the year. All directors are reimbursed for expenses incurred in connection with attendance at meetings of the Board of Directors or committees thereof. Directors who are also officers of the Company will not be compensated for their services as directors.

     With the exception of Robert M. Worsley, who has an employment agreement with the Company which is described below, each of the executive officers serves at the pleasure of the Company's Board of Directors.

                             EXECUTIVE COMPENSATION

     The table on the following page sets forth certain information regarding annual and long-term compensation for services rendered to the Company during the fiscal years ended December 31, 1995 and 1996 by the Chief Executive Officer of the Company and other executive officers of the Company who had a total salary and bonus in fiscal 1996 that exceeded $100,000 (collectively, the "Named Executive Officers"). No executive officer, other than the Chief Executive Officer, had a total salary and bonus in fiscal 1995 that exceeded $100,000.

                           SUMMARY COMPENSATION TABLE
                                                                             LONG-TERM
                                                                            COMPENSATION
                                             ANNUAL COMPENSATION               AWARDS
                                      ------------------------------------  ------------
                                                                             SECURITIES
                                                                             UNDERLYING     ALL OTHER
NAME AND PRINCIPAL           FISCAL                          OTHER ANNUAL   OPTIONS/SARS  COMPENSATION
    POSITION                  YEAR    SALARY($)   BONUS($)  COMPENSATION($)    (1)(#)        (2)($)
    --------                  ----    ---------   --------  ---------------    ------        ------
 ROBERT M. WORSLEY            1995     138,295     7,500       4,749(3)          -0-          1,382
 Chairman of the Board        1996     159,077    20,000       6,110(3)          -0-          1,369
 Chief Executive
 Officer and President

 MARTIN F. SMITH              1996      95,992       -0-      66,076(4)       54,135(5)       1,045
 Vice President of
 Marketing --
 Merchants

 DAVID A. WIRTHLIN            1996      80,000    25,000         -0-         108,270(5)         800
 Chief Financial Officer

----------
(1)  Consists entirely of stock options.
(2)  Employer matching contributions pursuant to the Company's 401(k) plan.
(3) Includes a pro rata portion of premiums paid on a life insurance policy on the life of Mr. Worsley under which a portion of the benefits are payable to beneficiaries other than the Company.
(4)  Commissions earned on sales of merchandise and placement fees.
(5) Includes options to acquire 54,135 shares of Common Stock that were repriced from $7.39 to $5.56 per share during fiscal 1996.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

     The following table sets forth for each Named Executive Officer certain information concerning individual grants of stock options during the 1996 fiscal year.

                                                                           POTENTIAL REALIZED VALUE AT
                                                                          ASSUMED RATES OF ANNUAL STOCK
                                                                              PRICE APPRECIATION FOR
                                      INDIVIDUAL GRANTS                           OPTION TERM (1)
                      ---------------------------------------------------    --------------------------
                      NUMBER OF      % OF TOTAL
                     SECURITIES     OPTIONS/ SARS
                     UNDERLYING      GRANTED TO     EXERCISE
                    OPTIONS/SAR     EMPLOYEES IN     PRICE     EXPIRATION
NAME                 GRANTED(2)     FISCAL YEAR      ($/SH)       DATE           5%($)     10%($)
----                 ----------     -----------      ------       ----           -----     ------
DAVID A. WIRTHLIN    54,135(3)         32.3%         $5.56     9/30/2006        189,473    479,636
Chief Financial
Officer

----------
(1) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of 5% or 10% compounded annually from the date the respective options were granted to their expiration date and are not presented to forecast possible future appreciation, if any, in the price of the Common Stock. The potential realizable value of the foregoing options is calculated by assuming that the market price of the underlying security appreciates at the indicated rate for the entire term of the option and that the option is exercised at the exercise price and sold on the last day of its term at the appreciated price.
(2)  Consists entirely of stock options.
(3) The option may be exercised for 40% of the underlying stock beginning on September 30, 1996, for another 20% beginning on September 30, 1997, for another 20% beginning on September 30, 1998 and for the final 20% beginning on September 30, 1999.

      AGGREGATED OPTION/SAR EXERCISES AND FISCAL YEAR-END OPTION/SAR VALUES

                         NUMBER OF SECURITIES
                        UNDERLYING UNEXERCISED          VALUE OF UNEXERCISED
                        OPTIONS/SARS AT FISCAL       IN-THE-MONEY OPTIONS/SARS
                               YEAR END                  AT FISCAL YEAR END
NAME                 EXERCISABLE/UNEXERCISABLE(1)   EXERCISABLE/UNEXERCISABLE(2)
----                 ----------------------------   ----------------------------
Martin F. Smith              43,308/10,827               $143,566/$35,891
David A. Wirthlin            64,962/43,308              $215,749/$143,566
----------
(1)  Consists entirely of stock options.
(2) Value is based on the difference between the exercise price of such options and the closing price of the Company's Common Stock on the Nasdaq National Market on December 31, 1996 of $8.875 per share.

STOCK OPTION PLANS

     1994 Stock Option Plan. The Company has adopted the SkyMall 1994 Stock Option Plan (the "Option Plan") pursuant to which incentive and nonqualified stock options may be granted from time to time to directors, officers and other key employees of the Company at an exercise price of not less than fair market value on the date of grant, provided that until December 1997, the one-year period following the Company's initial public offering, no options may be granted at an exercise price less than $8.00 per share, which was the initial public offering price of the Company's Common Stock. The recipients of options, length of options, exercise price and other terms are determined by the Board of Directors upon recommendation of the Compensation Committee. The maximum number of shares of Common Stock subject to options that may be outstanding at any time under the Option Plan is 650,000, subject to a proportionate increase or decrease in the event of a stock split, reverse stock split, stock dividend, or other adjustment to the Company's total number of outstanding shares of Common Stock. The Company has granted options to employees of the Company to purchase a total of 503,080 shares.

     Non-Employee Plan. The Company has also adopted the SkyMall Non-Employee Director Stock Option Plan (the "Non-Employee Plan"), which authorizes the Board of Directors to grant options to non-employee directors of the Company to purchase shares of Common Stock of the Company. Non-Employee directors of the Company receive an automatic grant of options to purchase 5,000 shares of Common Stock on appointment to the Board of Directors and thereafter receive an automatic grant of options to purchase 3,000 shares annually. In general, options granted under the Non-Employee Plan are not transferable and expire ten years after the date of the grant. The per share exercise price of a stock option granted under the Non-Employee Plan may not be less than the fair market value of the Common Stock on the date of the grant. The maximum number of shares of Common Stock that may be outstanding at any time under the Non-Employee Plan is 100,000, subject to a proportionate increase or decrease in the event of a stock split, reverse stock split, stock dividend, or other adjustment to the Company's total number of outstanding shares of Common Stock. The Company has granted options to non-employee directors to purchase a total of 32,000 shares.

401(K) PLAN

     Under the Company's 401(k) plan, adopted in 1992, eligible employees may direct that a portion of their compensation, up to a legally established maximum, be withheld by the Company and contributed to their accounts. All 401(k) plan contributions are placed in a trust fund to be invested by the 401(k) plan's trustee, except that the 401(k) plan may permit participants to direct the investment of their account balances among mutual or investment funds available under the plan. The 401(k) plan provides a matching contribution of 25% of a participant's contributions up to a maximum of four percent of the participant's annual salary.

     Amounts contributed to participant accounts under the 401(k) plan and any earnings or interest accrued on the participant accounts are generally not subject to federal income tax until distributed to the participant and may not be withdrawn until death, retirement or termination of employment.

EMPLOYMENT AGREEMENT

     On September 30, 1996, the Company's Board of Directors approved an employment agreement with Robert M. Worsley for services as Chairman of the Board, Chief Executive Officer and President. This agreement requires Mr. Worsley to devote his full time to the Company during normal business hours in exchange for a base annual salary of $190,000, subject to annual increases at the discretion of the Board of Directors. In addition, Mr. Worsley is entitled to receive bonuses at the discretion of the Board of Directors in accordance with the Company's bonus plans in effect from time to time, and the Company will pay certain life and disability insurance premiums on behalf of Mr. Worsley. The agreement has an initial three-year term and is automatically extended for successive two-year renewal periods without any action of the Company or Mr. Worsley unless the Company or Mr. Worsley provides written notice of termination to the other party no less than 30 days prior to the expiration of the initial term of the agreement or of any successive renewal period. Pursuant to the agreement, Mr. Worsley may not compete with the Company anywhere in the United States on the termination of Mr. Worsley's employment for a period of two years.

COMPENSATION COMMITTEE REPORT

     The Company completed its initial public offering in December of 1996. Prior to its initial public offering, the Company had no Compensation Committee. During 1996, compensation of the Company's management was determined by the Company's sole director, Robert M. Worsley. In February 1997, in compliance with applicable Nasdaq National Market requirements, the Company's Board of Directors appointed a Compensation Committee. See "ELECTION OF DIRECTORS - Meetings and Committees of the Board of Directors." In fiscal 1997, the Compensation Committee will review the compensation levels of management and make recommendations to the Board of Directors as it deems appropriate regarding such compensation.

STOCK PRICE PERFORMANCE GRAPH

     The Company's Common Stock commenced trading on the Nasdaq National Market under the symbol "SKYM" on December 11, 1996. Because the Company's Common Stock traded for only a brief period in 1996, the Company believes a stock price performance graph would not be meaningful.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and beneficial owners of more than ten percent of the Common Stock to file with the Securities and Exchange Commission initial statements of beneficial ownership and statements of changes in beneficial ownership of the Common Stock and other equity securities of the Company held by such persons. Except as noted below, the Company believes, based solely upon a review of the copies of such beneficial ownership statements furnished to it, that during the fiscal year ended December 31, 1996, all Section 16(a) filing requirements applicable to the Company's officers, directors and owners of more than ten percent of the Company's Common Stock were complied with.

     The following officers, directors and owners of ten percent or more of the Company's Common Stock owned certain Convertible Preferred Stock that they acquired from the Company in a private placement in October 1996 (the "1996 Private Placement"). The Convertible Preferred Stock automatically converted into Common Stock of the Company upon the closing of the Company's initial public offering in December 1996. Due to an inadvertent error, the following persons failed to timely report the conversion of the Convertible Preferred Stock into Common Stock on a Form 4:

          NAME                           TITLE OR AFFILIATION
          ----                           --------------------
Robert M. Worsley         Chairman,  President and Chief Executive  Officer;
                          10% shareholder
Christi M. Worsley        10% shareholder
Alan C. Ashton            Director and 10% shareholder
Karen Ashton              10% shareholder
Bert A. Getz              10% shareholder
David A. Wirthlin         Vice President of Finance, Chief
                          Financial Officer and Treasurer
Martin F. Smith           Vice President of Marketing - Merchants
Thomas J. Litle           Director
Lyle K. Knight            Director

     Martin F. Smith, Vice President of Marketing - Merchants, John H. Hurley, Vice President of Operations and Thomas J. Litle, Director, purchased shares of Common Stock in the Company's initial public offering in December of 1996. Due to an inadvertent error, Mr. Smith, Mr. Hurley and Mr. Litle failed to timely report the acquisition of the Common Stock on a Form 4.

     The Company has advised its officers, directors and owners of ten percent of more of the Company's Common Stock of their obligations under Section 16(a) of the Securities Exchange Act of 1934 and has implemented procedures to help prevent inadvertent errors in the future.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The table on the following page sets forth certain information as of March 21, 1997, concerning the beneficial ownership of the Company's Common Stock by
(i) each beneficial owner of more than 5% of the Company's Common Stock, (ii) each director of the Company, (iii) each executive officer of the Company, including the Named Executive Officers, and (iv) all directors and executive officers of the Company as a group. To the knowledge of the Company, all persons listed in the table have sole voting and investment power with respect to their shares, except to the extent that authority is shared by their respective spouses under applicable law.

                                                        SHARES BENEFICIALLY
                                                              OWNED (1)
                                                       ---------------------
NAMES AND ADDRESS OF BENEFICIAL OWNER (2)               NUMBER       PERCENT
-----------------------------------------               ------       -------
 Robert M. and Christi M. Worsley (3) ...............  5,196,714      60.0%
 Alan C. and Karen Ashton (4) (5) ...................  2,394,798      27.7%
 Bert A. Getz (6) ...................................  1,074,596      12.4%
 David A. Wirthlin (7) ..............................     68,682         *
 Martin F. Smith (8) ................................     49,368         *
 Jonathan T. Davis (9) ..............................     21,654         *
 John H. Hurley (10) ................................      2,200         *
 Christine A. Aguilera ..............................          0         *
 Thomas J. Litle (5)(11) ............................     37,900         *
 Lyle R. Knight (5)(11) .............................     32,800         *
 Randy Petersen (5) .................................      8,000         *
 All directors and executive officers of
  the Company as a group (10) persons ...............  5,412,518      62.5%
----------
 *  Less than 1%

(1) A person is deemed to be the beneficial owner of securities that can be acquired within 60 days from the date set forth above through the exercise of any option, warrant or right. Shares of Common Stock subject to options, warrants or rights that are currently exercisable or exercisable within 60 days are deemed outstanding for computing the percentage of the person holding such options, warrants or rights, but are not deemed outstanding for computing the percentage of any other person. The amounts and percentages are based upon 8,654,000 shares of Common Stock outstanding as of March 21, 1997.
(2) The business address for all directors (except Alan C. Ashton) and officers of the Company is c/o the Company, 1520 E. Pima Street, Phoenix, Arizona 85034.
(3) Includes (i) 2,386,798 shares of Common Stock that Robert M. and Christi M. Worsley (the "Worsleys") have the right to acquire from Alan C. and Karen
     Ashton (the "Ashtons"); (ii) 537,298 shares of Common Stock that the Worsleys have the right to acquire from Bert A. Getz; and (iii) 900 shares of Common Stock issuable upon exercise of certain warrants acquired in the Company's 1996 Private Placement. See "Certain Relationships and Related Transactions."
(4) The address for the Ashtons is c/o Ralph Rasmussen, Esq., 261 E. 1200 South, Orem, Utah 84058.
(5) Includes 8,000 shares issuable upon exercise of certain stock options granted pursuant to the Company's Non-Employee Director Stock Option Plan.
(6) The address for Mr. Getz is c/o Globe Corporation, 6730 North Scottsdale Road, Suite 250, Scottsdale, Arizona 85253.
(7) Includes (i) 64,962 shares issuable upon exercise of stock options granted to Mr. Wirthlin pursuant to the Option Plan; and (ii) 900 shares of Common Stock issuable upon exercise of the certain warrants acquired in the Company's 1996 Private Placement.
(8) Includes (i) 43,308 shares issuable upon exercise of stock options granted to Mr. Smith pursuant to the Option Plan; and (ii) 1,200 shares of Common Stock issuable upon exercise of certain warrants acquired in the Company's 1996 Private Placement.
(9) Includes 21,654 shares issuable upon exercise of stock options granted to Mr. Davis pursuant to the Option Plan.
(10) Includes 2,000 shares issuable upon exercise of stock options granted to Mr. Hurley pursuant to the Option Plan.
(11) Includes 6,000 shares of Common Stock issuable upon exercise of certain warrants acquired in the Company's 1996 Private Placement.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     To fund the Company's working capital requirements, on March 17, 1994, the Company obtained loans (the "Working Capital Loans") of $2.0 million from the Ashtons and $1.0 million from Globe Corporation, an affiliate of Bert Getz (Globe Corporation and Bert Getz are collectively referred to as "Getz"). These loans paid interest monthly at a rate of 8.5% and originally matured on July 15, 1994, which date was extended to January 1, 1996 pursuant to a loan modification and pledge agreement by and between the Company, the Ashtons, the Worsleys and Getz.

     On June 30, 1995, the Ashtons loaned an additional $850,000 to the Company pursuant to a loan and security agreement (the "Ashton Note"). The Note was due on December 31, 1995 and carried an interest rate of prime plus 2%.

     On March 10, 1995, the Company owed $4.0 million to Bank One Arizona, NA pursuant to the terms of a Loan Agreement dated April 30, 1993 (the "Bank One Loan"). The Bank One Loan had an interest rate of prime plus 1 1/2% and matured on April 15, 1995. On March 11, 1995, Getz paid all principal due on the Bank One Loan, which totaled $4.0 million, and the Company entered into a Loan and Security Agreement with Getz pursuant to which it agreed to pay Getz $4.0 million (the "Getz Note"). The Getz Note was due on March 11, 1996 and carried an interest rate of prime plus 1 1/2%.

     On October 15, 1996, the Worsleys, the Ashtons, Getz and the Company entered into agreements (collectively, the "Shareholder Agreements") pursuant to which the Ashtons and Getz agreed to convert shareholder loans of $1.425 million and $3.575 million, respectively, into 1,425 and 3,575 shares of Convertible Preferred Stock of the Company, respectively, effective as of October 20, 1996, the closing date of the Company's 1996 Private Placement. In addition, under the Shareholder Agreements, on December 16, 1996, the closing date of the Company's initial public offering (the "Offering"), the Worsleys acquired an option (the "Ashton Option") to acquire all of the Common Stock of the Company held by the Ashtons during the two-year period following the Offering (exclusive of shares acquired by them in the open market). The Worsleys have agreed to use their best efforts to obtain financing, including pledging their shares of the Company's
Common Stock, if necessary, from a third party to permit them to exercise the Ashton Option in full as soon as reasonably practicable following the expiration of their lock-up agreement with the Company's underwriters in the Offering. In addition, the Worsleys will have an option (the "Getz Option") to acquire one-half of all of the Common Stock of the Company held by Getz during the 18-month period following the Offering (exclusive of shares acquired by him in the open market). The exercise prices of the Ashton Option and the Getz Option are $6.96 per share and $6.69 per share, respectively, subject to adjustment in certain circumstances. If the Ashton Option is not exercised during its two-year term, then following such term, the Worsleys will have a right of first refusal to purchase all of the Common Stock held by the Ashtons during the following five years. For twelve months following the Offering, the Ashtons have granted an irrevocable proxy to the Worsleys to vote all shares of Common Stock owned by them. If the Getz Option is not exercised during its 18-month term, then following such term, the Worsleys will have a right of first refusal to purchase one-half of the shares of Common Stock owned by Getz during the following 18 months.

     In order to refinance $2.0 million of notes payable (and interest accrued thereon) to each of the Ashtons and Getz, the Company entered into a loan agreement for a $4.0 million line of credit with Merrill Lynch Business
Financial Services Inc. ("MLBFS") dated October 11, 1996. The loan had a maturity date of December 31, 1998 and a variable annual interest rate of 2.6 percent plus the 30-Day Commercial Paper Rate as quoted in The Wall Street Journal. In connection with the MLBFS loan, Ashton and Getz executed Financial

Assets Security Agreements with MLBFS, granting MLBFS a security interest in Merrill Lynch securities accounts of at least $2.0 million each owned by Ashton and Getz, respectively. In January of 1997, the Company refinanced the $4.0 million line of credit payable to MLBFS with a $5.0 million line of credit with Imperial Bank. The Company pledged substantially all of its assets as security for the Imperial Bank loan. Upon refinancing of the MLBFS line of credit with Imperial Bank, the MLBFS line of credit was repaid and the related Financial Assets Security Agreements of Ashton and Getz were terminated.

     In April 1993, the Company redeemed 2,268,898 shares of Common Stock held by the Ashtons in exchange for certain intellectual property, including the Company's principal trademarks and trade names. The Company secured an exclusive license to use the intellectual property acquired by the Ashtons in return for a 1% royalty on the Company's sales commencing January 1, 1994. On October 1, 1994, the Ashtons exercised an option granted to them as part of the license, terminated the Company's obligation to pay the royalty, transferred the intellectual property back to the Company and were issued 2,268,898 shares of Common Stock by the Company. At the time such option was exercised, the Company owed the Ashtons approximately $180,000 pursuant to the license. The Ashtons forgave approximately $72,000 of such amount and agreed to a payment schedule for the remainder, of which amount approximately $32,000 is currently outstanding.

     In December 1995, Bert Getz executed a guarantee of certain indebtedness of the Company in favor of Quad/Graphics, Inc., the Company's catalog printer and paper supplier. The guarantee originally included obligations of the Company incurred between December 1, 1995 and June 30, 1996, but was subsequently extended by Quad/Graphics, Inc. and Mr. Getz until December 31, 1996. As of December 31, 1996, the balance owed by the Company to Quad/Graphics, Inc. was approximately $1.6 million.

     On April 19, 1996, the Company entered into an agreement with LitleNet LLC, a company in which Thomas Litle, a director of the Company, has a controlling ownership interest, pursuant to which LitleNet LLC provides the Company with order processing management services. In 1996, the Company paid LitleNet LLC a one-time set-up fee of $10,000. In 1997, the Company will pay LitleNet minimum monthly processing fees of up to $20,700 per month. After the initial 12-month term of the agreement, the agreement is automatically renewed for an additional 12 months unless terminated by either party.

     On October 20, 1996, two of the Company's directors, Lyle Knight and Thomas Litle, each purchased 100 shares of Convertible Preferred Stock and warrants to purchase 6,000 shares of Common Stock in the Company's 1996 Private Placement for $100,000. The shares of Convertible Preferred Stock of each of Mr. Knight and Mr. Litle converted into 18,800 shares of Common Stock of the Company upon of the closing of the Company's initial public offering in December of 1996. In addition, Robert Worsley, Martin Smith and David Wirthlin purchased 15, 20 and 15 shares of Convertible Preferred Stock, respectively, and warrants to purchase 900, 1,200 and 900, shares of Common Stock, respectively, in the Company's 1996 Private Placement for $15,000, $20,000 and $15,000. The shares of Convertible Preferred Stock of Mr. Worsley, Mr. Smith and Mr. Wirthlin converted into 2,820, 3,760 and 2,820 shares of Common Stock, respectively, upon the closing of the Company's initial public offering in December 1996.

TAX INDEMNIFICATION

     From its inception until October 1996, the Company elected to be treated as an S Corporation for federal tax purposes. Upon the closing of the Company's 1996 Private Placement, the Company terminated its S Corporation status and became subject to federal taxation as a C Corporation. In connection with the termination of its S Corporation status, the Company and certain of its shareholders entered into a Tax Indemnification Agreement (the "Tax Agreement"). Although the Company became subject to corporate income taxation after the date on which it ceased to be an S Corporation (the "Termination Date"), under applicable tax laws, the shareholders of the Company prior to such date will continue to be liable for any tax deficiencies attributable to the Company's operations prior to the Termination Date. Accordingly, the Tax Agreement generally provides that those shareholders will be indemnified by the Company with respect to federal and state taxes (plus interest and penalties, as well as any costs incurred in contesting any dispute with a taxing authority) resulting from any adjustment to S Corporation income for any taxable year that was taxed directly to those shareholders. The right to indemnification is absolute and is not conditioned upon realization by the Company of an offsetting adjustment to the Company's tax liability in a year in which it is not an S Corporation. Any payment made by the Company to the those shareholders pursuant to the Tax Agreement may be deemed by the Internal Revenue Service or state taxing authorities to be nondeductible by the Company for income tax purposes. Additionally, if a payment made under the Tax Agreement is determined to be taxable to the those shareholders, then the Company is further obligated to make additional payments to the those shareholders in amounts sufficient to place the shareholders in the same net after-tax position that the shareholders would have been in if the original indemnification had not been included in income.

                  APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has appointed Arthur Andersen LLP, independent public accountants, to audit the financial statements of the Company for fiscal 1997. Arthur Andersen LLP representatives are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

                SHAREHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING

     Any shareholder proposals intended to be presented at the Company's next annual meeting of shareholders must be received by the Company no later than December 9, 1997 to be evaluated by the Board for inclusion in the information statement for that meeting.

                                 OTHER BUSINESS

     The Annual Meeting is being held for the purposes set forth in the Notice that accompanies this Information Statement. The Board of Directors is not aware of any other business to be considered or acted upon at the Annual Meeting.

                         1996 ANNUAL REPORT ON FORM 10-K

     The Company files annual reports on Form 10-K with the Securities and Exchange Commission. A copy of the annual report for the fiscal year ended December 31, 1996 (except for certain exhibits thereto) may be obtained, free of charge, upon written request by any shareholder to SkyMall, Inc., 1520 East Pima Street, Phoenix, Arizona 85034, Attention: Investor Relations. Copies of all exhibits to the annual report are available upon a similar request, subject to payment of a $.15 per page charge to reimburse the Company for its expenses in supplying any exhibit.

                                 BY ORDER OF THE BOARD OF DIRECTORS,


                                 Robert M. Worsley
                                 Chairman, Chief Executive Officer and President

Phoenix, Arizona
April 11 1997